                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           The Bon-Ton Stores, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            2801 East Market Street
                                York, PA 17402

                                                                   May 14, 1999

Dear Shareholder:

  You are cordially invited to attend our Annual Meeting of Shareholders to be held at 9:00 a.m. on Tuesday, June 15, 1999, at the Ramada Inn, 2600 East Market Street, York, Pennsylvania. Enclosed is the official notice of meeting, the proxy statement, the proxy card and our 1998 Annual Report.

  Your vote is important. Even if you plan to attend the meeting, I encourage you to sign, date and return your proxy in the enclosed postage-paid envelope.

  I hope to see you at the Annual Meeting.

                                          Sincerely,

                                          Heywood Wilansky
                                          President and
                                          Chief Executive Officer

                           THE BON-TON STORES, INC.
                            2801 East Market Street
                                York, PA 17402

                           NOTICE OF ANNUAL MEETING

  The Annual Meeting of Shareholders of The Bon-Ton Stores, Inc. will be held on Tuesday, June 15, 1999, at 9:00 a.m., at the Ramada Inn, 2600 East Market Street, York, Pennsylvania, for the following purposes:

    1. To elect nine directors to hold office for a one-year term;

    2. To ratify the appointment of Arthur Andersen LLP as independent accountants for 1999; and

    3. To transact such other business as may properly come before the meeting.

  YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE ELECTION OF DIRECTORS AND THE APPOINTMENT OF ARTHUR ANDERSEN.

  Only shareholders of record at the close of business on April 30, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

  The enclosed proxy is solicited by the Board of Directors. Please review the attached proxy statement concerning the business to be transacted at the Annual Meeting.

                                          ROBERT E. STERN
                                          Vice President and
                                          Corporate Secretary

York, Pennsylvania
May 14, 1999
WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING AT THE MEETING.

                           THE BON-TON STORES, INC.

                               ----------------

                                PROXY STATEMENT

  The Board of Directors of The Bon-Ton Stores, Inc. is providing this proxy statement to solicit your proxy for use at the Company's Annual Meeting of Shareholders. This proxy statement, the notice of annual meeting, and the enclosed proxy card are first being sent to shareholders on or about May 14, 1999.

  The Company does not anticipate that any matters will be raised at the meeting other than those described in the notice. If any other matters properly come before the meeting, the persons named as your proxy will be authorized to act thereon in accordance with their judgment.

  When your proxy card is returned properly signed, your shares will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, the shares will be voted "for" the Board nominees for directors and "for" ratification of the appointment of Arthur Andersen LLP as independent accountants for 1999.

  You may revoke your proxy prior to its exercise by notifying the Secretary of the Company in writing, by delivering a properly executed, later-dated proxy card, or by voting in person at the meeting.

  References in this proxy statement to a year refer to the Company's fiscal year, which is the 52 or 53 week period ending on the Saturday nearer January 31 of the following calendar year (e.g. a reference to 1998 is a reference to the fiscal year ending January 30, 1999).

                   VOTING SECURITIES AND SECURITY OWNERSHIP

Outstanding Shares and Voting Rights

  At the close of business on April 30, 1999, the record date fixed for the determination of shareholders entitled to notice of and to vote at the meeting, there were 12,274,506 shares of Common Stock and 2,989,853 shares of Class A Common Stock ("Class A Stock") outstanding. The Common Stock and the Class A Stock vote together on all matters, provided that holders of Common Stock are entitled to one vote per share and holders of Class A Stock are entitled to ten votes per share. There are no other classes of voting securities outstanding. In the election of directors, shareholders do not have cumulative voting rights.

  The presence at the meeting, in person or by proxy, of persons entitled to cast a majority of the votes which shareholders of Common Stock and Class A Stock, voting together, are entitled to cast on each matter will constitute a quorum.

  The election of directors requires a plurality of the votes cast (that is, the nominees receiving the greatest number of votes will be elected). Each other matter requires a majority of the votes cast. For purposes of determining the number of votes cast on any matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only to determine whether a quorum is present at the meeting. A broker "non-vote" occurs when a nominee for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power as to that item and has not received voting instructions from the beneficial owner.

Principal Shareholders

  This table sets forth, as of April 30, 1999, except as otherwise noted, information regarding each person known to be a beneficial owner of more than 5% of the Common Stock or Class A Stock. To the Company's knowledge, each person listed has sole voting power and sole investment power with respect to the shares unless otherwise indicated.

                                       Class A Stock       Common Stock(1)
                                     -------------------- ---------------------
                                     Number of            Number of
          Name and Address            Shares      Percent  Shares       Percent
          ----------------           ---------    ------- ---------     -------
M. Thomas Grumbacher................ 2,951,490(2)  98.7%  4,894,447 (3)  32.1%
2801 East Market Street
York, PA 17402
T. Rowe Price Associates, Inc.......       --       --    1,571,400 (4)  12.8%
100 E. Pratt Street
Baltimore, MD 21202
Mellon Bank Corporation.............       --       --    1,096,300 (5)   8.9%
One Mellon Bank Center
Pittsburgh, PA 15258
Nancy T. Grumbacher.................   545,237(6)  18.2%  1,077,464 (7)   8.4%
2801 E. Market Street
York, PA 17402
Henry F. Miller.....................   545,237(6)  18.2%    891,691 (8)   7.0%
111 South 15th Street
Philadelphia, PA 19102
FMR Corp............................       --       --      862,500 (9)   7.0%
82 Devonshire Street
Boston, MA 02109
David R. Glyn.......................   545,237(6)  18.2%    866,741(10)   6.8%
111 South 15th Street
Philadelphia, PA 19102
The Prudential Insurance Company of
 America............................       --       --      805,600(11)   6.6%
751 Broad Street
Newark, NJ 07102-3777
Heywood Wilansky....................       --       --      808,534(12)   6.5%
2801 East Market Street
York, PA 17402

--------
(1) Each share of Class A Stock is convertible into one share of Common Stock. Accordingly, the number of shares of Common Stock for each person includes the number of shares of Common Stock issuable upon conversion of all shares of Class A Stock beneficially owned by such person. Also, the total number of shares of Common Stock outstanding for purposes of calculating percentage ownership of a person includes the number of shares of Class A Stock beneficially owned by such person.
(2) Includes 545,237 shares of Class A Stock held by trusts for the benefit of
    M. Thomas Grumbacher's children of which Nancy T. Grumbacher (Mr. Grumbacher's wife), Henry F. Miller and David R. Glyn are the trustees. Mr. Grumbacher disclaims beneficial ownership of all shares referred to in this note.
(3) Includes 185,773 shares of Common Stock held by The Grumbacher Family Foundation, a charitable foundation of which M. Thomas Grumbacher, Nancy
    T. Grumbacher and David J. Kaufman are the directors, and 545,237 shares of Class A Stock held by trusts for the benefit of M. Thomas Grumbacher's children of which Nancy T. Grumbacher, Henry F. Miller and David R. Glyn are the trustees. Also includes 321,504 shares of Common Stock held by trusts for the benefit of Mr. Grumbacher's children of which

     Nancy T. Grumbacher, Henry F. Miller and David R. Glyn are the trustees, and 24,950 shares of Common Stock held by other trusts for the benefit of Mr. Grumbacher's children of which Nancy T. Grumbacher and Henry F. Miller are the trustees. Mr. Grumbacher disclaims beneficial ownership of all shares referred to above. Also includes options to purchase 22,900 shares.
(4) Based solely on a Schedule 13G dated February 12, 1999 filed with the SEC by T. Rowe Price Associates, Inc. ("TRPA") and its affiliate. The Schedule 13G indicates that TRPA is the beneficial owner of, and has sole dispositive power as to, all such shares, and has sole voting power as to 407,300 shares. TRPA's affiliate is the beneficial owner of, and has sole voting power as to, 740,700 shares.
(5) Based solely on a Schedule 13G dated January 29, 1999 filed with the SEC by Mellon Bank Corporation, the trustee of the Company's employee benefit plan ("Mellon"), and two of its subsidiaries. The Schedule 13G indicates that Mellon is the beneficial owner of all such shares, has sole voting power as to 920,800 shares and has sole dispositive power as to 987,400 shares. Mellon shares dispositive power with such subsidiaries as to 108,900 shares. Each of such subsidiaries is the beneficial owner of 801,900 shares, has sole voting power as to 686,400 shares and has sole dispositive power as to 693,000 shares.
(6) Consists of Class A Stock held by trusts for the benefit of M. Thomas Grumbacher's children, of which Nancy T. Grumbacher, Henry F. Miller and David R. Glyn are the trustees. Ms. Grumbacher, Mr. Miller and Mr. Glyn each disclaim beneficial ownership of all shares referred to in this note.
(7) Consists of 185,773 shares of Common Stock held by The Grumbacher Family Foundation, a charitable foundation of which Nancy T. Grumbacher, M. Thomas Grumbacher and David J. Kaufman are the directors, and an aggregate of 545,237 shares of Class A Stock and 321,504 shares of Common Stock held by trusts for the benefit of M. Thomas Grumbacher's children, of which Nancy T. Grumbacher, Henry F. Miller and David R. Glyn are the trustees, and 24,950 shares of Common Stock held by trusts for the benefit of M. Thomas Grumbacher's children of which Ms. Grumbacher and Mr. Miller are the trustees. Ms. Grumbacher disclaims beneficial ownership of all shares referred to in this note.
(8) Consists of 24,950 shares of Common Stock held by trusts for the benefit of M. Thomas Grumbacher's children, of which Nancy T. Grumbacher and Henry
     F. Miller are the trustees, and 545,237 shares of Class A Stock and 321,504 shares of Common Stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher, Mr. Miller and David R. Glyn are the trustees. Mr. Miller disclaims beneficial ownership of all shares referred to in this note.
(9) Based solely on a Schedule 13G dated February 1, 1999 filed with the SEC by FMR Corp. ("FMR") and its two controlling shareholders. The Schedule 13G indicates that each of FMR and such shareholders is the beneficial owner of, and has sole dispositive power as to, all such shares. A wholly-owned subsidiary of FMR is the beneficial owner of 646,000 shares by reason of acting as an investment adviser to various investment companies. Each of FMR, a controlling shareholder thereof, and funds of which a subsidiary of FMR is the investment adviser, has sole dispositive power as to 646,000 shares. Neither FMR nor its controlling shareholders has sole voting power of any of these shares. Another wholly-owned subsidiary of FMR is the beneficial owner of 216,500 shares by reason of acting as investment manager of certain institutional accounts. Each of FMR, through its control of such subsidiary, and one of the controlling shareholders of FMR, has sole dispositive and voting power as to these 216,500 shares.
(10) Consists of 545,237 shares of Class A Stock and 321,504 shares of Common Stock held by trusts for the benefit of M. Thomas Grumbacher's children, of which Nancy T. Grumbacher, Henry F. Miller and David R. Glyn are the trustees. Mr. Glyn disclaims beneficial ownership of all shares referred to in this note.
(11) Based solely on a Schedule 13G dated February 1, 1999 filed with the SEC by The Prudential Insurance Company of America ("Prudential"). The
     Schedule 13G indicates that Prudential is the beneficial owner of all such shares. Prudential has sole voting and dispositive power as to 204,100 shares and shared voting and dispositive power as to 601,500 shares.
(12) Includes 166,666 shares issued pursuant to the Company's Amended and Restated Stock Option and Restricted Stock Plan (the "Option Plan") that are subject to forfeiture as provided in the Option Plan ( the "Restricted Shares"), 250,000 shares awarded pursuant to The Bon-Ton Stores, Inc. Performance Based Stock Incentive Plan for Heywood Wilansky (the "Performance Based Plan") that are subject to forfeiture as provided in the Performance Based Plan, and options to purchase 219,067 shares.

  The holders of the Class A Stock have entered into a shareholders' agreement pursuant to which M. Thomas Grumbacher (or, if applicable, his personal representative) has a right of first refusal to acquire any shares of Class A Stock proposed to be transferred.

Security Ownership of Management

  This table shows as of April 30, 1999, the holdings of each director, the Company's Chief Executive Officer and the four other most highly compensated executive officers during 1998 (the "Named Executives"), and all directors and executive officers of the Company as a group. Each person listed has sole voting power and sole investment power with respect to the shares indicated, unless otherwise noted.

                                       Class A Stock         Common Stock(1)
                                    ---------------------- ----------------------
                                       Shares                 Shares
                                    Beneficially           Beneficially
               Name                    Owned       Percent    Owned       Percent
               ----                 ------------   ------- ------------   -------
M. Thomas Grumbacher...............  2,951,490(2)   98.7%   4,894,447(3)   32.1%
Heywood Wilansky...................         --        --      808,534(4)    6.5%
Michael L. Gleim...................         --        --      238,928(5)    1.9%
James H. Baireuther................         --        --       28,334(6)      *
Samuel J. Gerson...................         --        --        3,000(6)      *
Douglas G. Lamm....................         --        --       62,123(7)      *
Lawrence J. Ring...................         --        --        5,000(6)      *
Robert C. Siegel...................         --        --        2,000         *
Leon D. Starr......................         --        --       14,580(6)      *
Leon F. Winbigler..................         --        --       15,000(6)      *
Thomas W. Wolf.....................         --        --        5,000         *
All directors and executive
 officers as a group
 (23 persons)......................  2,951,490      98.7%   6,296,965(8)   39.8%

--------
*  less than 1%
(1) See note (1) to Principal Shareholders table.
(2) See note (2) to Principal Shareholders table.
(3) See note (3) to Principal Shareholders table.
(4) See note (12) to Principal Shareholders table.
(5) Includes 5,000 Restricted Shares and options to purchase 153,283 shares.
(6) Includes options to purchase the number of shares indicated: Mr. Bairuether--18,334 shares; Mr. Gerson--2,000 shares; Mr. Ring--2,000 shares; Mr. Starr--500 shares; and Mr. Winbigler--1,000 shares.
(7) Includes 9,375 shares issued pursuant to the Company's Management Incentive Plan ("MIP"), 25,000 Restricted Shares and options to purchase 13,333 shares.
(8) Includes 451,666 Restricted Shares, 26,732 shares issued pursuant to the MIP and options to purchase 598,353 shares.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Board has proposed the following nominees for election as directors to hold office until the 2000 Annual Meeting of Shareholders and until their respective successors have been elected. Each is currently a director. Should a nominee become unavailable to accept election, the persons named as proxies will vote for such other person as the Board may recommend unless the Board reduces the number of directors.

M. Thomas Grumbacher--Director since 1967

  Mr. Grumbacher, age 59, joined the Company in 1961 and has been Chairman of the Board since August 1991. From 1977 to 1989 he was President and from 1985 to 1995 he was Chief Executive Officer of the Company.

Heywood Wilansky--Director since 1995

  Mr. Wilansky, age 51, joined the Company in August 1995 as President and Chief Executive Officer. Prior to joining the Company, Mr. Wilansky was employed by The May Department Stores Company for more than 19 years, last serving as President and Chief Executive Officer of the Foley's division from 1992 to 1995. Mr. Wilansky is a director of First Washington Realty Trust.

Samuel J. Gerson--Director since 1996

  Mr. Gerson, age 57, has been Chairman and Chief Executive Officer of Filene's Basement since 1984. Mr. Gerson is a director of Filene's Basement Corp., Allmerica Financial Corp., and ASAHI America, Inc., and is a trustee associate of Boston College and Vice-Chairman of the Urban League of Eastern Massachusetts.

Michael L. Gleim--Director since 1991

  Mr. Gleim, age 56, joined the Company in 1989 as Executive Vice President and Chief Administrative Officer. He became Senior Executive Vice President in June 1991, and Vice Chairman and Chief Operating Officer in December 1995. Prior to joining the Company, Mr. Gleim was employed by Federated Department Stores, Inc. for more than 25 years.

Lawrence J. Ring--Director since 1997

  Dr. Ring, age 50, has been a Professor of Business Administration at the College of William and Mary's Graduate School of Business Administration in Williamsburg, Virginia for more than five years, and conducts an international consulting and executive education practice. Dr. Ring is a director of Sportmart, Inc.

Robert C. Siegel--Director since 1998

  Mr. Siegel, age 62, has been a consultant to the apparel and footwear industry since December 1998. From December 1993 to December 1998, he was Chairman and Chief Executive Officer of The Stride Rite Corp. Mr. Siegel is a director of McNaughton Apparel Group, Inc.

Leon D. Starr--Director since 1991

  Mr. Starr, age 80, has been a management consultant to department and specialty stores since 1984. Prior thereto, he held various positions with Allied Stores Corporation for over 35 years.

Leon F. Winbigler--Director since 1991

  Mr. Winbigler, age 73, served as Chairman and Chief Executive Officer of Mercantile Stores Company, Inc. for 15 years before retiring in 1989.

Thomas W. Wolf--Director since 1998

  Mr. Wolf, age 50, has been President of the Wolf Organization, Inc., a building materials manufacturer and distributor, since 1985. He is Chairman of York Financial Corporation, a director of Manis Lumber Co., Vice Chairman of the Board of York College of Pennsylvania and President of Better York, Inc.

Meetings and Committees of the Board of Directors

  During 1998, the Board held five meetings and took action by unanimous consent without a meeting on three occasions. The Board has an Executive Committee, an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee"), but does not have a Nominating Committee. The Executive Committee, which consists of M. Thomas Grumbacher, Heywood Wilansky and Michael L. Gleim, held two meetings and took action by unanimous consent without a meeting on two occasions during 1998. It has the authority to act in place of the Board on certain specified matters. The Audit Committee, which held two meetings during 1998, reviews the Company's internal controls and handles matters relating to the Company's independent auditors. The Audit Committee consists of Samuel J. Gerson, Lawrence J. Ring and Leon F. Winbigler. The Compensation Committee, which held two meetings and took action by unanimous consent without a meeting once during 1998, considers and determines compensation issues involving the Chairman of the Board, the President and Chief Executive Officer, and the Vice Chairman and Chief Operating Officer, and oversees the compensation of other employees. The Compensation Committee also administers the Option Plan, the MIP and the Performance Based Plan. Samuel J. Gerson, Lawrence J. Ring and Leon F. Winbigler sit on the Compensation Committee.

  No director attended fewer than 75% of the total number of meetings of the Board and Board Committees on which he served.

Compensation of Directors

  Each non-employee director receives an annual fee of $20,000, $2,000 for attendance at each Board meeting ($400 for participation in a meeting held via teleconference), $1,000 for attendance at each Board Committee meeting ($400 for participation in a meeting held via teleconference), and an annual grant of options to purchase 1,000 shares of Common Stock, provided that each non-employee director who is a consultant to the Company receives one-half of such compensation. Mr. Starr is the only non-employee director who provides consulting services to the Company.

  Mr. Starr has rendered consulting services to the Company since 1984 and received approximately $65,000 in consulting fees from the Company in 1998. The Company anticipates it will pay Mr. Starr approximately $65,000 in consulting fees in 1999.

                                 PROPOSAL TWO

                        RATIFICATION OF THE APPOINTMENT
                          OF INDEPENDENT ACCOUNTANTS

  Subject to shareholder ratification, the Board, upon recommendation of the Audit Committee, has reappointed Arthur Andersen LLP, which served as the Company's independent accountants in 1998, to serve as the Company's independent accountants for 1999. If the shareholders do not ratify this appointment, other independent accountants will be considered by the Board upon recommendation of the Audit Committee.

  A representative of Arthur Andersen LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth, for the Company's last three years, the compensation paid or accrued to each of the Named Executives:

                                                                        Long-Term
                                   Annual Compensation             Compensation Awards
                         --------------------------------------- -----------------------
                                                                  Restricted  Securities
                                                  Other Annual      Stock     Underlying    All Other
 Name and Position       Year Salary($) Bonus($) Compensation($) Awards($)(1) Options(#) Compensation($)
 -----------------       ---- --------- -------- --------------- ------------ ---------- ---------------
Heywood Wilansky........ 1998  996,154  621,100      106,471(2)   3,562,500    250,000        989,591(3)
President and Chief      1997  800,000  264,000      872,423             --     99,000      1,065,260
Executive Officer        1996  800,000  200,000      948,778             --    104,800             --
M. Thomas Grumbacher.... 1998  350,000   73,626        8,061             --         --             --
Chairman of the          1997  350,000   87,120        7,931             --     43,300             --
Board of Directors       1996  351,923       --        2,175             --     45,800             --
Michael L. Gleim........ 1998  427,659  110,550       11,436         40,000     15,000         49,575(3)
Vice Chairman and        1997  414,417  132,000        9,848             --     49,600        291,147
Chief Operating Officer  1996  414,417       --        4,530             --     52,400             --
Douglas G. Lamm......... 1998  307,269   12,622        9,684        343,750     25,000             --
Executive Vice
 President,              1997  254,808   67,329        9,406         89,982         --             --
Softlines Merchandise    1996  244,984       --        1,302             --         --             --
James H. Baireuther..... 1998  239,192   35,000        9,076             --     10,000         99,040(4)
Senior Vice President,   1997  224,808   42,000        6,367             --         --         85,306
Chief Financial Officer  1996  135,785       --          381             --     20,000         25,234

--------
(1) Mr. Wilansky's award was made under the Performance Based Plan and vests in three equal installments on February 1, 2001, February 1, 2002 and February 1, 2003. Mr. Gleim's award was made under the Option Plan and will vest on August 31, 2001, provided if Mr. Gleim's employment agreement is not extended beyond July 31, 2000, it will vest on July 31, 2000. Mr. Lamm's award was made under the Option Plan and will vest in three equal installments on February 1, 2001, February 1, 2002 and February 1, 2003. At January 30, 1999, the aggregate number of Restricted Shares and market value of such shares were: Mr. Wilansky--416,666 shares with a market value of $3,281,245; Mr. Gleim--5,000 shares with a market value of $39,375; Mr. Lamm--35,276 shares with a market value of $277,799. No dividends will be paid on these Restricted Shares.
(2) Includes a $67,858 automobile allowance as provided in Mr. Wilansky's employment agreement.
(3) Value realized on vesting of Restricted Stock.
(4) Relocation reimbursements.

Stock Option Grants

  The following table reflects the stock option grants to each of the Named Executives during 1998. The Company does not have any plan pursuant to which stock appreciation rights may be granted.

                             Option Grants in 1998

                                                                                        Potential Realizable Value at
                                                                                             Assumed Annual Rate
                                                                                                of Stock Price
                                                                                           Appreciation for Option
                                              Individual Grants                                    Term (1)
                         ------------------------------------------------------------- --------------------------------
                         Securities     % of Total
                         Underlying   Options Granted Exercise Market Price
                          Options      To Employees    Price    on Date of  Expiration
                          Granted         in 1998      ($/Sh)  Grant ($/Sh)    Date        0%         5%        10%
                         ----------   --------------- -------- ------------ ---------- ---------- ---------- ----------
Heywood Wilansky........  250,000(2)       62.28        8.00      14.25      2/1/2008  $1,562,500 $3,802,937 $7,240,208
M. Thomas Grumbacher....       --             --          --         --            --          --         --         --
Michael L. Gleim........   15,000(3)        3.74        8.00       8.00      9/9/2008          --     75,467    191,249
Douglas G. Lamm.........   25,000(3)        6.23       13.75      13.75      2/1/2008          --    216,183    547,849
James H. Baireuther.....   10,000(3)        2.49       14.25      14.25     2/26/2008          --     89,617    227,108

--------
(1) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation on the Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.
(2) These are performance based options which vest in three equal annual installments.
(3) These options vest in three equal annual installments.

Stock Option Exercises and Holdings

  The following table shows the number and value of stock options (exercised and unexercised) for the Named Executives during 1998.

                       Option Exercises During 1998 and
                       Option Values at January 30, 1999

                                                    Number of Securities
                                                         Underlying           Value of Unexercised
                                                   Unexercised Options at    In-the-Money Options at
                                                      January 30, 1999         January 30, 1999(1)
                                                  ------------------------- -------------------------
                         Shares Acquired  Value
                         on Exercise (#) Realized Exercisable Unexercisable Exercisable Unexercisable
                         --------------- -------- ----------- ------------- ----------- -------------
Heywood Wilansky........         --            --    83,333      453,800      $93,750     $245,275
M. Thomas Grumbacher....         --            --        --       89,100           --      107,213
Michael L. Gleim........     16,567      $137,647   123,182       91,267      235,372       86,968
Douglas G. Lamm.........     10,000        67,500     5,000       30,000        1,250        1,250
James H. Baireuther.....         --            --    10,000       20,000       15,000       15,000

--------
(1) In-the-money options are options having an exercise price below $7.875, the year end share price. Value is calculated by multiplying the difference between the option exercise price and $7.875 by the number of shares underlying the option.

Employment Agreements

Heywood Wilansky

  Mr. Wilansky's employment agreement continues until January 31, 2003, and provides for an annual base salary of $1,000,000. He is eligible for an annual cash bonus based upon the Company's performance and his individual performance according to criteria established by the Compensation Committee--the maximum bonus attainable is 100% of his base salary. The shares of Common Stock and options to purchase Common Stock granted to Mr. Wilansky under the Performance Based Plan will vest over time. If Mr. Wilansky is discharged without cause (as defined in his employment agreement), he will continue to receive his base salary for the greater of the remaining term of his employment agreement or one year, his bonus for the year in which he is discharged determined on a pro-rata basis, and he will be entitled to immediate vesting of his restricted stock awards, options and retirement benefits. If Mr. Wilansky voluntarily terminates his employment following a change of control, he will be entitled to his base salary for the remaining term of his employment agreement and to immediate vesting of his restricted stock and stock options. In addition, the Company has agreed to establish a supplemental retirement plan for Mr. Wilansky which will provide supplemental retirement income of approximately $300,000 per year commencing when he reaches age 55 or following his retirement or other termination of employment after reaching age 55. The Company believes that the present value of the aggregate cost of this supplemental retirement plan over time, assuming an interest rate of 6%, is approximately $2,800,000.

Michael L. Gleim

  Mr. Gleim's employment agreement expires July 31, 2000 and provides for an annual base salary of $425,000. He is also eligible for an annual bonus to be determined by the Compensation Committee. If Mr. Gleim is discharged without cause or resigns for good reason (each as defined in his employment agreement), he will continue to receive his base salary and other benefits for the greater of the remaining term of the agreement or one year from termination of employment.

Executive Severance

  The Company has entered into severance agreements with certain of its executive officers other than Messrs. Grumbacher, Wilansky and Gleim which generally provides for payment of one year's base salary if the executive officer is terminated without cause (as defined in such agreement).

Stock Performance Graph

  The following graph compares the yearly percentage change in the cumulative total shareholder return on Common Stock from January 29, 1994 through January 30, 1999, the cumulative total return on the CRSP Total Return Index for The Nasdaq Stock Market (US Companies) and the Nasdaq Retail Trade Stocks Index during such period. The comparison assumes $100 was invested on January 29, 1994 in the Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends.




                          [BONTON GRAPH APPEARS HERE]

Report of the Compensation Committee

  The Compensation Committee, consisting entirely of non-employee directors, approves all general policies affecting the compensation of the Company's executive officers. The Compensation Committee determines the compensation of Heywood Wilansky, President and Chief Executive Officer, M. Thomas Grumbacher, Chairman of the Board, and Michael L. Gleim, Vice Chairman and Chief Operating Officer, and utilizes recommendations from the Executive Committee with respect to the level and form of compensation of the Company's other executive officers, but retains the authority to determine the compensation of such other executive officers and may accept, reject or modify, in its discretion, the Executive Committee recommendations.

  The basic forms of executive compensation are annual compensation, in the form of salary and possible bonuses, and long-term incentives, currently consisting primarily of stock options. The Compensation Committee seeks to achieve a mix of these various forms of compensation to properly compensate and motivate the Company's executives. In doing so, the Compensation Committee considers various aspects of the Company's operating results as well as its financial condition, and considers each executive's role in such achievement.

Annual Compensation--Salary and Bonus

  Annual compensation is comprised of a base salary and a possible bonus. The Compensation Committee set the base salary of M. Thomas Grumbacher for 1998. The base salaries of Heywood Wilansky and Michael L. Gleim are established pursuant to employment agreements which have been approved by the Compensation Committee based on a variety of factors, including the general level of executive compensation in the industry, the general level of executive compensation in the Company and the evaluation of the importance of the executive to the Company. The base salaries of the remainder of the Company's executives are approved annually by the Compensation Committee upon review of recommendations from the Executive Committee, based on such subjective factors as individual and Company performance. The Compensation Committee commissions an independent contractor to conduct periodic surveys of executive compensation in the department store industry and utilizes such survey information in making its decisions on executive compensation.

  The Compensation Committee believes it appropriate that an increasing amount of the potential annual compensation for the Company's executives be in the form of an annual bonus which is dependent upon the Company's performance. Mr. Wilansky's annual bonus is determined pursuant to The Bon-Ton Stores, Inc. Five Year Cash Bonus Plan for Heywood Wilansky which was approved by the shareholders in 1998. For Messrs. Grumbacher and Gleim, the bonus for 1998 was determined under a bonus plan based on the Company's net income during 1998. For 1998, the Compensation Committee certified that the performance goals required to be achieved under these plans were reached, which resulted in bonuses paid to these executives in the amounts indicated in the Summary Compensation Table.

  With respect to the Company's executive officers other than Messrs. Grumbacher, Wilansky and Gleim, the Company has adopted the Management Incentive Plan (the "MIP") which provides for the granting of cash bonuses and/or shares of Common Stock to participants based on a combination of Company performance, measured by earnings before interest, and the participant's individual performance, measured against various personal goals and objectives established at the beginning of the year. The MIP is currently administered by the Compensation Committee. Bonus payouts are discretionary and no bonus payouts may be made if the Company fails to achieve established minimum performance goals. MIP participants may elect to receive a portion of their MIP bonus in shares of Common Stock ("Restricted MIP Shares") which Shares are issued in the name of the participant but are restricted and are not eligible for resale until bonus awards for such participants are made. In addition, the Compensation Committee may accelerate the vesting of the Restricted MIP Shares.

  A cash bonus award or option grant may, in addition, be made at the discretion of the Compensation Committee without regard to whether any specified criteria are met.

Long-Term Incentives--Stock Options and Restricted Stock Awards

  The Compensation Committee administers the Option Plan which provides for the grant of stock options and restricted stock awards, both of whose value is related to the value of the Common Stock. These options and awards are intended to help align the executive officers' interests with those of shareholders by increasing such officers' stake in the Company.

  Stock options and restricted stock awards generally vest over a number of years, and any unvested options or shares of restricted stock are usually forfeited 90 days after termination of the recipient's employment. Such awards, therefore, are also intended to encourage recipients to remain in the employ of the Company over a substantial period of time.

  Of the 401,400 stock options granted in 1998, 86% were granted to the Company's executive officers.

Qualifying Executive Compensation for Deductibility Under Provisions of the Internal Revenue Code

  The Internal Revenue Code provides that publicly-held corporations may not generally deduct compensation for its chief executive officer and certain other executive officers to the extent that compensation for the executive exceeds $1,000,000 unless such compensation is "performance based" as defined in the Code. The Compensation Committee has taken such actions as are appropriate to qualify, to the extent it determines such actions are in the best interests of the Company, compensation paid to executives for deductibility under the Code. Nevertheless, the Compensation Committee has in the past, and may in the future, recommend or approve payment of compensation that may not be deductible under these provisions if the Compensation Committee has determined that such payments are in the best interests of the Company.

  Compensation Committee:

  Samuel J. Gerson
  Lawrence J. Ring
  Leon F. Winbigler

Section 16(a) Beneficial Ownership Reporting Compliance

  The Company's executive officers and directors and persons who own more than ten percent of either class of the Company's stock are required to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based on the Company's review of the reports received, the Company believes that all filings required to be made during 1998 were made on a timely basis other than:

  . the Form 4 report for June 1998 by M. Thomas Grumbacher, an officer, director and beneficial owner of more than 10% of the Common Stock, with respect to one transaction by Mr. Grumbacher and one transaction by a trust of which Mr. Grumbacher is the trustee, was filed late;
  . the Form 4 report for June 1998 by Mary Jo Grumbacher, who was at such time a beneficial owner of more than 10% of the Common Stock, on which one transaction was reported, was filed late;
  . the Form 4 report for October 1998 by Lawrence J. Ring, a director, on which two transactions were reported, was filed late;
  . the Form 4 report for December 1998 by Leon D. Starr, a director, on which two transactions were reported, was filed late; and
  . the Form 4 reports for August 1998 and September 1998 by Leon F. Winbigler, a director, on which a total of ten transactions were reported, were filed late.

Certain Transactions

  The Company leases its Oil City, Pennsylvania and Butler, Pennsylvania stores from M. Thomas Grumbacher. Mr. Grumbacher is the ground tenant under leases from the owners of the respective shopping centers. These leases between the Company and Mr. Grumbacher were entered into on January 1, 1981 and February 17, 1981, respectively. The aggregate rental payments during 1998 for the Oil City store and the Butler store to Mr. Grumbacher were $223,500 and $273,000, respectively. Mr. Grumbacher has agreed to sell his interest in the Butler lease to the owner of the shopping center, and the Company has entered into a lease for this store directly with the owner. The Oil City lease terminates on July 31, 2006 and provides the Company with five five-year renewal options.

  Additionally, the Company leases the land for its York Galleria store from MBM Land Associates Limited Partnership ("MBM"), a partnership of which M. Thomas Grumbacher, through a wholly-owned corporation, and certain trusts established for the benefit of his three children, are the partners. The lease expires on September 30, 2019, and the Company has the right to extend the term of the lease for six additional periods of five years each. Rental payments by the Company during 1998 under this lease aggregated $63,000.

  The Company also leases from MBM a portion of the property on which its distribution center is located. The remainder is leased from Mr. Grumbacher. Aggregate annual rental payments under the leases are $162,000 until January 1, 2001. During 1998, Mr. Grumbacher and MBM received rental payments from the Company under such leases aggregating $126,767 and $35,233, respectively. Each of the leases terminates on May 31, 2017, and the Company has the right to extend the term of each of the leases for two additional periods of five years each at the then fair market rental value.

  Total lease payments to M. Thomas Grumbacher and affiliated entities during 1998 were $721,500.

  In 1995, in connection with his employment by the Company, Heywood Wilansky, President and Chief Executive Officer of the Company, received a non-interest bearing loan from the Company in the principal amount of $750,000, which loan was to be forgiven in two installments of $375,000 each in December 1997 and April 1999 provided that Mr. Wilansky remained employed by the Company. One such installment was forgiven in December 1997, and the balance was forgiven on April 30, 1999.

  The Company also made a $480,447 loan to Mr. Wilansky during 1998, the principal being the amount of Mr. Wilansky's tax liability attributable to the vesting of Mr. Wilansky's Restricted Shares. This loan bears interest at 4.25% per annum. Interest is payable annually and the principal is payable on the earlier of termination of Mr. Wilansky's employment or the sale of those shares of the Company's Common Stock which gave rise to the tax liability. This loan was made pursuant to the terms of Mr. Wilansky's employment agreement.

  In January 1998, the Company extended to Patrick J. McIntyre, Senior Vice President and Chief Information Officer, an interest-free relocation loan in the amount of $65,000 in connection with his employment by the Company. This loan was repaid in April 1998.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company by January 15, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

  A shareholder may wish to have a proposal presented at the 2000 Annual Meeting of Shareholders but not included in the Company's proxy statement and form of proxy for that meeting. If notice of any such proposal is received by the Company after March 30, 2000, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                            SOLICITATION OF PROXIES

  Your proxy is being solicited by the Board of Directors. The Company will bear the cost of this solicitation, including the charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding these materials to beneficial owners.

  This solicitation may be made in person or by telephone or telecopy by directors, officers or employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                                          By order of the Board of Directors

                                          ROBERT E. STERN
                                          Vice President and
                                          Corporate Secretary

May 14, 1999

--------------------------------------------------------------------------------

               THE BON-TON STORES, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS

      The undersigned shareholder of THE BON-TON
      STORES, INC. (the "Company") hereby
      appoints Heywood Wilansky and Michael L.
      Gleim, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at the Ramada Inn, 2600 East Market
      Street, York, Pennsylvania, 17402 on June
      15, 1999 at 9:00 a.m., provided that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

        UNLESS OTHERWISE SPECIFIED, THE SHARES
      WILL BE VOTED "FOR" THE ELECTION OF ALL
      NOMINATED DIRECTORS AND "FOR" RATIFICATION
      OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
      AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.
      This Proxy also delegates discretionary
      authority to vote with respect to any
      other business which may properly come
      before the meeting.


                     (Please sign and date on reverse side)

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

--------------------------------------------------------------------------------
                                                               [X]  Please mark
                                                                   your votes as
                                                                    indicated in
                                                                    this example

                                      FOR          WITHHOLD
1. Election of the Directors.         [_]            [_]

   M. Thomas Grumbacher, Heywood Wilansky, Samuel J. Gerson, Michael L. Gleim, Lawrence J. Ring, Robert C. Siegel, Leon D. Starr, Leon F. Winbigler, Thomas
   W. Wolf

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

   -----------------------------------------------------------------------------


2.*Ratification of the appointment of Arthur      FOR    AGAINST     ABSTAIN
   Andersen LLP as the Company's independent      [_]      [_]         [_]
   accountants.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report.


                                       _________________________________________

                                       _________________________________________
                                                     Signature(s)

                                       Date ____________________________________

                                       NOTE: Please sign this proxy exactly as
                                       name(s) appears in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if the signer is a corporation, please sign with full corporate name by duly authorized officer. Where stock is issued in the name of two or more persons, all such persons should sign.

     PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------
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